 Exhibit 10.17

CHARLOTTE’S WEB HOLDINGS, INC.

2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

Charlotte’s Web Holdings, Inc. (the “Company”) has granted you an award of Restricted Stock (the “Award”) under the Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan (the “Plan”). The terms of the grant are set forth in the Restricted Stock Award Agreement attached hereto (the “Agreement”). The following provides a summary of the key terms of the Award; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

SUMMARY OF GRANT

Grantee:

Date of Grant:

Vesting/ Schedule:

Total Number of Awards Granted:

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

[Signature page to follow.]

Company Authorization:

The Corporation hereby authorizes this Restricted Stock Award.

CHARLOTTE’S WEB HOLDINGS, INC.

Per:
Name:
Title:

Grantee Acceptance:

By signing the acknowledgement below, the Grantee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Summary of Grant and accepts the grant in accordance with the terms of this Summary of Grant, the Agreement and the Plan. The Grantee will accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined herein) upon any questions arising under the Plan, this Summary of Grant or the Agreement.

Grantee:

Date:

CHARLOTTE’S WEB HOLDINGS, INC.

2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the grant date set forth on the attached Notice of Grant of Award and Award Agreement (the “Notice”), by and between Charlotte’s Web Holdings, Inc. (the “Company”) and the participant named on the Notice (the “Grantee”). Capitalized terms used in this Agreement that are not defined herein have the meaning set forth in the Plan.

RECITALS

A.           The Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan (the “Plan”) provides for the grant of restricted stock awards in the form of common shares (“Shares”) of the Company. The Company has decided to make a restricted stock award as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B.            The Company has awarded the Grantee Restricted Stock under the Plan (the “Award”), as set forth on the Notice, subject to the terms and conditions of this Agreement.

C.            The terms and conditions of the Award should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. The Plan is administered and interpreted by the Administrator to which the Board has delegated power to act under or pursuant to the provisions of the Plan. The Administrator may delegate authority to one or more subcommittees as it deems appropriate. If a subcommittee is appointed, all references in this Agreement to the “Administrator” shall be deemed to refer to the subcommittee. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.            Grant of Award. The Company hereby awards to the Participant the number of Awards set forth on the Notice, on the terms and conditions set forth herein, in the Notice and in the Plan. The Grantee acknowledges that the grant and vesting of the Award hereunder, and the issuance and holding of Shares upon vesting of such Award, is subject to any policy the Company may have in effect from time to time in respect of incentive compensation recoupment or clawback.

2.            Terms of Award.

(a)            Vesting. The Award shall become vested according to the vesting schedule set forth on the Summary of Grant, provided that the Grantee continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date. The vesting of the Award shall be cumulative, but shall not exceed 100% of the Shares subject to the Award granted above. If the vesting schedule would produce fractional Shares, the portion of the Award that vests shall be rounded down to the nearest whole Share.

(b)            Issuance of Common Shares Without Restrictions. Upon vesting and the related issuance of a specified number of Shares, such Shares shall be issued without restrictions related to vesting.

3.            Forfeiture of Award. Subject to Section 5, if the Grantee ceases to be employed by, or provide service to, the Company, provided the termination is for any reason other than the Grantee’s death or Total and Permanent Disability, any unvested portion of the Award shall automatically terminate and be forfeited on the date on which the Grantee ceases to be employed by, or provide service to, the Company.

4.            Acceleration on Death or Total and Permanent Disability. Subject to Section 5, if the Grantee ceases to be employed by, or provide service to, the Company on account of the Grantee’s death or Total and Permanent Disability, any unvested portion of the Award shall vest and such Shares shall be issuable to the Grantee as soon as practicable following the date on which the Grantee ceases to be employed by, or provide service to, the Company.

5.            Intentionally deleted.

6.            Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and vesting of the Award are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.            No Employment or Other Rights. The grant of the Award shall not confer upon the Grantee any right (express or implied) to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

8.            Voting Rights and Dividends. The Grantee shall not have the voting rights attributable to the  Shares prior to vesting under this Award. No dividends will be paid to the Grantee with respect to Shares issuable pursuant to the Award prior to vesting. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Award, until certificates (or DRS Advices) for Shares have been issued upon the vesting of the Award.

9.            Delivery Subject to Legal Requirements. The obligation of the Company to deliver Shares pursuant to the vesting of Awards shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares to the Grantee pursuant to the vesting of the Award is subject to any applicable taxes and other laws or regulations of Canada, the United States or of any province or state having jurisdiction thereof.

10.           Assignment and Transfers. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Award or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the outstanding and unvested Awards by notice to the Grantee, and the Award and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11.           Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, without giving effect to the conflicts of laws provisions thereof.

12.           Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Administrator, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the Canadian or United States Postal Service.

13.           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

14.           Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

15.           Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by Grantee and the Company.

16.           Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

17.           Administrator Authority. By entering into this Agreement the Grantee agrees and acknowledges that all decisions and determinations of the Administrator shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in the Award.